UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 8, 2015

LANTRONIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 Irvine Center Drive, Suite 100

Irvine, California 92618

(Address of principal executive offices, including zip code)

(949) 453-3990

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Appointment of Principal Officers.

Separation Agreement with Kurt Busch

On December 8, 2015, Lantronix, Inc. (the “Company”) entered into a separation and release agreement (the “Separation Agreement”) with Kurt Busch, the Company’s former President and Chief Executive Officer. The Separation Agreement will become effective on December 16, 2015, unless revoked by Mr. Busch prior to that date. The Separation Agreement, upon becoming effective, provides for (i) release of all claims by Mr. Busch in favor of the Company; (ii) a payment to Mr. Busch of $271,000; and (iii) the acceleration of vesting of 50,000 restricted stock units. The foregoing description of the Separation Agreement is qualified in its entirety by the Separation Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Exhibits.

Exhibit Number	Description
99.1	Separation Agreement dated December 8, 2015 between Lantronix, Inc. and Kurt Busch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2015	LANTRONIX, INC.

By:	/s/ Jeremy Whitaker
Jeremy Whitaker Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Separation Agreement dated December 8, 2015 between Lantronix, Inc. and Kurt Busch